UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

____________________________________________
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[X]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in further detail in the Current Report on Form 8-K of BBX Capital, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 27, 2020, on October 22, 2020, Renin Holdings LLC (“Renin”), a wholly-owned subsidiary of the Company, completed the acquisition of substantially all of the assets and assumption of certain liabilities (the “Acquisition”) of Colonial Elegance Inc.  (“Colonial Elegance”) for a base purchase price of approximately $39.0 million, substantially all of which was paid in cash by Renin at closing.  In addition to the base purchase price, Renin acquired estimated excess working capital held by Colonial Elegance above an agreed upon target working capital amount of $9.9 million for $5.1 million, of which $1.0 million was held back by Renin at closing pending final determination of the excess working capital. The Company made a $5.0 million capital contribution to Renin to partially fund the Acquisition, while the remainder of the cash consideration was funded by Renin using borrowings under the 2020 TD Bank Credit Facility (as defined and further described in Item 2.03 in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2020).

Item 9.01 Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.  The audited consolidated balance sheets of Colonial Elegance Inc. as of April  30, 2020 and 2019 and audited consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows of Colonial Elegance Inc. for the years ended April  30, 2020 and 2019 and the related notes are filed as Exhibit 99.1 to this Form 8-K/A.

(b)

Pro forma financial information.  The unaudited pro forma condensed consolidated statement of financial condition of BBX Capital, Inc. and its subsidiaries as of September 30, 2020 and unaudited pro forma condensed consolidated statements of operations of BBX Capital, Inc. and its subsidiaries for the year ended December 31, 2019 and the nine months ended September 30, 2020 and the related notes are filed as Exhibit 99.2 to this Form 8-K/A.

(d)	Exhibits.

Exhibit No. Description

99.1Audited consolidated balance sheets of Colonial Elegance Inc. as of April  30, 2020 and 2019 and audited consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows of Colonial Elegance Inc. for the years ended April  30, 2020 and 2019  and the related notes, together with the Independent Auditors’ Report.

99.2Unaudited pro forma condensed consolidated statement of financial condition of BBX Capital, Inc. and its subsidiaries as of September 30, 2020 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 and the related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7,  2021

BBX Capital, Inc.

By: /s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer